UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): April 14, 2016

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2016, EVERTEC Group, LLC (“EVERTEC, LLC” or the “Borrower”), the main operating subsidiary of EVERTEC, Inc. (“EVERTEC” or the “Company”), together with certain other direct and indirect subsidiaries of the Company, entered into a second amendment and waiver (the “Amendment”) to the Credit Agreement, dated as of April 17, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among EVERTEC, LLC, EVERTEC INTERMEDIATE HOLDINGS, LLC, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. (the “Agent”), as administrative agent and collateral agent, swingline lender and L/C issuer.

The Amendment extends the deadline for the Borrower to provide to the Agent the required financial statements and audit opinion for the fiscal year ended December 31, 2015 (the “2015 Financial Information”) until September 15, 2016 (the “Financial Reporting Deadline”).

In addition, the Amendment potentially extends the deadline for the Borrower to provide to the Agent the financial statements for the fiscal quarters ending March 31, 2016 (the “First Quarter Financial Information”) and June 30, 2016 ( the “Second Quarter Financial Information” and, together with the First Quarter Financial Information, the “Quarterly Information”). Pursuant to the Amendment, the deadline for providing the Quarterly Information is extended until the Financial Reporting Deadline, subject to the condition that the Company publicly issues an earnings release with respect to the preceding quarterly period no later than May 16, 2016 and August 15, 2016, as applicable. However, in the event that the Borrower provides the 2015 Financial Information to the Agent prior to the Financial Reporting Deadline, then (i) the deadline for providing the First Quarter Financial Information will instead be extended to the later of May 15, 2016 and the date that the 2015 Financial Information was provided to the Agent and (ii) the deadline for providing the Second Quarter Financial Information will instead be extended to the later of August 14, 2016 and the date that the 2015 Financial Information was provided to the Agent. The Company’s public filing of periodic reports on Form 10-K and Form 10-Q, as applicable, that contain the reporting information required to be provided to the Agent under the terms of the Credit Agreement satisfies Borrower’s obligation to deliver such information to the Agent.

The Amendment correspondingly modifies the date of delivery and content of various certificates and other information that must be provided to the Agent in connection with delivery of the 2015 Financial Information and the Quarterly Information. The Amendment also waives any default or potential default, as the case may be, arising from the Company’s delayed delivery of its budget for the fiscal year 2015 or arising out of the errors and estimated restatement impacts described, in all material respects, in the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2016.

The Amendment provides for an increase in the interest rate applicable to the loans under the Credit Agreement by 50 basis points in the event that the 2015 Financial Information and the First Quarter Financial Information is not provided to the Agent by May 30, 2016. The applicable interest rates will increase an additional 25 basis points if such information is not delivered to the Agent by July 15, 2016. Furthermore, until such materials are delivered to the Agent, no Restricted Payments (as defined in the Credit Agreement) can be made by the Borrower to the Company to fund any repurchases of the Company’s common stock or to fund any payment of dividends by the Company other than quarterly dividends on the outstanding common stock of the Company in an amount not to exceed $0.10 per share. The Borrower paid each lender that consented to the amendment a fee equal to 0.50% of the aggregate principal amount of outstanding term loans and revolving commitments held by such lender.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference  into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2, dated as of April 14, 2016, to the Credit Agreement, dated as of April 17, 2013, by and among EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC, the subsidiary guarantors party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and the requisite lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: April 14, 2016	By:	/s/ Arturo Díaz-Abramo
		Name:	Arturo Díaz-Abramo
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2, dated as of April 14, 2016, to the Credit Agreement, dated as of April 17, 2013, by among EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC, the subsidiary guarantors party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and the requisite lenders party thereto.